Exhibit 99.2

Dear Colleagues,

On my first day as CEO of this exciting company, I would be remiss in not thanking Barbara Humpton for her remarkable leadership in bringing together the components of what is primed to be a world-leading integrated advanced materials corporation.

I am very engaged by the opportunity to get into the trenches alongside you to realize the enormous potential of this growth platform. What I inherit from Barbara and your tireless work is a solid foundation from which we can move forward to create the world’s leading rare earth enterprise, while making a meaningful contribution to our society and its future for generations to come.

The start line

The place to begin is outlining a clear Vision – our guiding goal which we will strive to achieve in the coming years – and our Mission – which defines our purpose as an organization. A clear articulation of these core tenets informs the foundation of all successful, purpose-driven organizations, and very few companies have a more compelling reason to exist than USA Rare Earth.

“OUR VISION

To be the world’s leading rare earth enterprise: a pioneering global advanced materials company that excels at every stage of the value chain, from the earth to the magnet and beyond, deploying that expertise with courage, integrity and an uncompromising commitment to responsible practice. We will be the partner of choice for nations, industries and communities that depend on a secure, sustainable supply of the rare earths and other critical materials and derivative technologies that power the modern world.”

This is an assertion of leadership, a pledge to bring our platform to heights that have never been achieved in our industry through courageous action, dedication and uncompromising integrity and responsibility. Our customers, communities and other stakeholders depend on us being successful in providing the vital rare earth and derivative products that will power our future technologies. It is a huge weight of responsibility we each bear – and we don’t take it lightly. We owe it to our society to succeed.

Our Mission defines our daily purpose – why we come to work each day and really turn up. It speaks to how we will go about achieving our vision and the expectations that drive it.

“OUR MISSION

“The Critical Elements of Progress - Delivered Responsibly - At Global Scale.”

The world is being remade. New energy systems are augmenting old ones. New technologies are redefining what is possible in every aspect of our lives. And at the heart of this transformation are the rare earths and other critical elements we produce.

We exist to supply these materials.

Responsibly. Reliably. At Scale. Across the World.

We command the full value chain — and we configure it with precision to reliably serve the needs of growing global and local markets alike. Our people bring world-class technology and deep operational know-how to every step of that chain, ensuring the materials we deliver are produced at scale to the highest standards of quality, efficiency and environmental responsibility.

We take that responsibility seriously. We build supply chains that are secure, transparent, diversified and resilient. We create lasting value for our shareholders, our employees, our communities and the societies in whose success we share.”

But knowing what we strive for and why we exist is not enough! How we go about doing this is equally important and is embodied in our Values. Our values are the behaviors and principles by which our stakeholders will evaluate us, and by which we must hold each other accountable.

“OUR VALUES

Courage & Pioneering Spirit

Integrity & Transparency

Personal Responsibility & Zero Harm

Excellence & Innovation

Agility & Entrepreneurial Drive

Partnership & Shared Value”

We will spend more time discussing these over the coming months and they soon become part of our shared DNA as an organization.

Our current imperatives

Completing the integration of our various businesses into a coherent, powerful organization unlocks the potential of our unique assets and capabilities with more speed and efficiency while continuing to scale operationally to satisfy the global demand for our critical materials. Growing sustainably to deliver a transformation of this magnitude and velocity means we cannot rely upon a conventional, centralized way of working.

We are in a competitive and dynamic industry in which delivering our bold vision requires us to act responsibly but also with speed and conviction. We must invest with discipline, manage complex risks, develop the next generation of entrepreneurial leaders, continue to innovate and grow across geographies and technologies.

The vital ingredients are Devolved Authority – the right to act close to where the best information is; coupled with Transparency – no surprises! These are the twin characteristics of thriving enterprises.

That is why we are structuring around a decentralized operating model that allocates responsibility to Business Units (“BUs”) and in turn, to the Operating Units (“OUs”) within them. The result will be that decisions are taken close to where the relevant information and skills reside, while the role of the Group will be to ensure the BUs have the resources to deliver against their strategies and optimize value-creation.

Our new management structure

As we set out on this journey, we have implemented a new management structure designed for rapid growth. It organizes the company into entrepreneurial enclaves in the form of BUs and OUs, supported by a small corporate office at the Group level with a clear, prescribed role.

The Group’s purpose is to provide clear governance, raise and allocate capital and manage stakeholders and risk; all with a view to optimizing the overall portfolio and the internal value chain in the interests of the whole Company.

Our Company will be headed by a Group Leadership Team (GLT) comprising:

* Victoria Sprenger, acting, ** Greg Bowman, acting

Each BU Head will be supported by an Executive Leadership Team (ELT). These teams are currently being finalized by the BU Heads and will be announced soon.

Within each BU, the OUs are the primary units of operational execution. Each OU will have a dedicated Operating Leadership Team (OLT) responsible for local decision-making and performance management. The current OUs are:

UPSTREAM: Round Top, Wheat Ridge and the CSP (USA); Serra Verde (Brazil); Carester (France – minority share, subject to close)

MIDSTREAM: LCM UK, LCM France

DOWNSTREAM: Stillwater, and Blacksburg

So, to conclude…

We now have clear stated ambitions, underpinned by the right organizational framework and resources needed to empower each of us to take that once-in-a-lifetime chance to make a difference to each of our lives, those of our families and to our societies overall.

This approach creates conditions in which personal initiative is rewarded and rational risk-taking is supported, but where transparency is essential. My promise is that you will have authority to act in the interest of the Company and to be part of creating something that really matters, on a global scale.

In return, each of us is expected to be transparent and demonstrate personal responsibility behaviors that reflect a commitment to the values our company stands for.

I stand ready to work tirelessly alongside you to create a pioneering, global, advanced materials company; one that excels at delivering on our customers’ most critical needs and our society’s long-term technological evolution – a global enterprise that each of us can be proud to be part of.

Sincerely

Thras Moraitis

Chief Executive Officer

VISION

To be the world’s leading rare earth enterprise — a pioneering global advanced materials company that excels at every stage of the value chain, from the earth to the magnet and beyond, deploying that expertise with courage, integrity and an uncompromising commitment to responsible practice. We will be the partner of choice for nations, industries and communities that depend on a secure, sustainable supply of the rare earths and other critical materials and derivative technologies that power the modern world.

MISSION

The world is being remade. New energy systems are augmenting old ones. New technologies are redefining what is possible in every aspect of our lives. And at the heart of this transformation are the rare earths and other critical elements we produce.

We exist to supply those materials. Responsibly. Reliably. At Scale. Across the World.

We command the full value chain — and we configure it with precision to reliably serve the needs of growing global and local markets alike. Our people bring world-class technology and deep operational know-how to every step of that chain, ensuring the materials we deliver are produced at scale to the highest standards of quality, efficiency and environmental responsibility.

We take that responsibility seriously. We build supply chains that are secure, transparent, diversified and resilient. We create lasting value for our shareholders, our employees, our communities and the societies whose success we share.

OUR VALUES

Courage & Pioneering Spirit

We think at the scale of the opportunity and act with the conviction to match it. We are builders and pioneers — willing to invest ahead of the curve, to challenge convention and to lead where others have not yet gone. Building the world’s leading rare earth enterprise demands boldness, and we embrace it.

Integrity & Transparency

We operate with integrity and transparency — with our people, our investors, our customers, our governments and our communities. We say what we mean, we do what we say, and we report our performance to internal and external stakeholders with openness and accuracy.

Personal Responsibility & Zero Harm

We are empowered to seek value but are personally and collectively accountable for the consequences of pursuing it. We recognize our role in broader society. We hold ourselves accountable to the highest standards of safety, environmental stewardship and community partnership. Zero harm is not a target we aim for; it is the baseline from which we operate. We are responsible for the development of our people and the optimal investment in our resources.

Excellence & Innovation

We pursue world-class performance at every stage of the value chain. We invest in the best people, who in turn, develop and deploy the leading technologies. We are not satisfied with good enough, because the world we are helping to build deserves better. It is only through the relentless pursuit of excellence that we can remain competitive. We will be better tomorrow than today.

Agility & Entrepreneurial Drive

We move with speed and purpose. We are entrepreneurial at every level — empowering our people to identify opportunities, make decisions and act. We adapt to a changing world without losing sight of our long-term ambition, and we treat complexity as an invitation to innovate rather than a reason to hesitate.

Partnership & Shared Value

We build enduring relationships — with the nations that host our operations, the customers who depend on our supply chains, the investors who back our ambition and the communities whose futures are intertwined with ours. We succeed together.

OUR PRINCIPLES — HOW WE WILL WORK

On Global Leadership & Supply Chain

●	We will build and operate the world’s most complete and capable rare earth value chains — and we will configure its components to optimally serve the needs of customers and growing markets across the globe.

●	We will pursue global leadership not merely in scale, but in quality, technology, reliability and responsibility. We will set the standard by which the rare earth industry is judged.

●	We will actively support the diversification of global rare earth supply chains.

●	We will build supply chains that are resilient by design — geographically diversified, technologically differentiated and commercially structured to perform in all conditions.

On People & Culture

●	We will invest in our people as the ultimate source of our competitive advantage — developing specialists and leaders at every level, rewarding performance and building a culture in which every person understands their role in our mission and takes pride in delivering it.

●	We will foster an entrepreneurial culture — empowering our people to identify opportunities, challenge assumptions, make decisions and act with speed and purpose.

●	We will build a diverse and inclusive organization, drawing on the full breadth of talent available to us across our global operations.

●	Transparency – internally and externally - is not a communications policy; it is a way of working.

On Technology & Operational Excellence

●	We will deploy world-class technology and deep operational know-how at every stage of the value chain — from low-impact extraction, advanced separation to precision metallization and high-performance magnet manufacturing.

●	We will invest continuously in research, development and process innovation, maintaining our technological leadership and driving improvements in yield, efficiency and environmental performance.

●	We will be disciplined and rigorous in capital allocation, investing where we can build durable competitive advantage and generate superior long-term returns for our shareholders.

●	We will pursue operational excellence relentlessly — measuring, benchmarking and improving our performance at every site and in every process.

On Responsibility & Sustainability

●	We will operate with a genuine zero-harm safety culture — where every person, at every level, is empowered to eliminate risk to our people, the environment and our communities.

●	We will integrate environmental responsibility into every operational and investment decision. Our ambition is to be the most environmentally responsible rare earth producer in the world — not because it is required of us, but because it is right.

●	We will build genuine partnerships with the communities in which we operate, treating local prosperity, employment and wellbeing as measures of our own success.

●	We will record our environmental, social and governance performance with full transparency — sharing our progress, acknowledging our challenges and holding ourselves accountable to the commitments we make.

On Stakeholder Relationships

●	We will work in close and transparent partnership with the governments our host and partner nations — aligning our strategy with the interests of supply chain security and national economic development.

●	We will build long-term customer relationships based on reliability, quality and mutual dependency — becoming the rare earth partner our customers cannot afford to be without.

●	We will communicate with our investors with clarity, consistency and candor — sharing our strategy, our progress and our risks in a way that builds enduring confidence in our ability to deliver.

●	We will honor our commitments to every stakeholder, every time. Our reputation is our most valuable asset, and we will protect it accordingly.